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                           SOUTHWALL TECHNOLOGIES INC.

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Southwall Technologies Inc. on Form S-8 Nos. 33-28599 (filed on May 9, 1989), 33-37247 (filed on October 11, 1990), 33-42753 (filed on September
16, 1991), 33-51758 (filed on September 8, 1992), 33-82138 (filed on July 28,
1994), 333-34287 (filed August 25, 1997), 333-66277 (filed on October 28, 1998),
333-79359 (filed on May 26, 1999) and 333-38530 (filed on June 2, 2000), of our report dated March 3, 2000 except as to Notes 4, 9, 11 and 12, which are as of September 28,2000 appearing on page 20 of this Form 10-K\A.

PricewaterhouseCoopers LLP
San Jose, California
March 3, 2000 except as to
Notes 4, 9, 11 and 12, which
are as of September 28, 2000